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                                  EXHIBIT 5.1
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                          MORGAN, LEWIS & BOCKIUS LLP
                              ONE COMMERCE SQUARE
                               417 WALNUT STREET
                           HARRISBURG, PA 17101-1904
                                 717-237-4000
                              FAX:  717-237-4004



     December 15, 1998


     Susquehanna Bancshares, Inc.
     26 North Cedar Street
     Lititz, Pennsylvania  17543

     Re:  Susquehanna Bancshares, Inc. Registration Statement on Form S-4
          ---------------------------------------------------------------

     Ladies and Gentlemen:

     We have acted as counsel to Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with (i) the proposed merger (the "Cardinal Merger") of Cardinal Bancorp, Inc. a Pennsylvania corporation ("Cardinal"), with and into Susquehanna Bancshares West, Inc. ("SBI Merger Sub"), a Pennsylvania corporation and wholly-owned subsidiary of the Company pursuant to the terms and conditions of the Agreement and Plan of Affiliation by and between the Company, SBI Merger Sub, Cardinal and First American National Bank of Pennsylvania, a national banking association and wholly-owned subsidiary of Cardinal (the "Cardinal Merger Agreement") dated as of April 13, 1998, (ii) the proposed merger (the "First Capitol Merger") of First Capitol Bank, a Pennsylvania chartered bank ("First Capitol"), with and into Susquehanna Interim Bank ("Interim Bank"), a Pennsylvania chartered bank and wholly-owned subsidiary of the Company, pursuant to the terms and conditions of the Agreement and Plan of Affiliation by and between the Company, Interim Bank and First Capitol (the "First Capitol Merger Agreement") dated as of April 16, 1998, and (iii) preparation of a Registration Statement on Form S-4 (Registration No. 333-58373, the "Initial Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and a second Registration Statement on Form S-4 to be filed pursuant to Rule 462(b) promulgated under the Act (the "Rule 462(b) Registration Statement" and together with the Initial Registration Statement, the "Registration Statements"), which Rule 462(b) Registration Statement relates to the offering of 138,752 shares (the "Shares") of the Company's common stock, par value $2.00 per share ("Common Stock").

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statements; (b) the Company's Articles of Incorporation and Bylaws, as amended and restated; (c) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (d) the Merger Agreements; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Our opinion set forth below is limited to the Pennsylvania Business Corporation Law of 1988, as amended.

     Based upon the foregoing, we are of the opinion that, when the Rule 462(b) Registration Statement has become effective under the Act, and the Shares are issued as described in the Registration Statements and in accordance with the terms and conditions of the Cardinal Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.
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     Susquehanna Bancshares, Inc.
     December 15, 1998
     Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statements. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

     The opinion expressed herein is solely for your benefit, and may be relied upon only by you.


     Very truly yours,



     /s/ Morgan, Lewis & Bockius LLP